Exhibit 10.3

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement"), made as of the 1ST day of May 2002, is by and between Micropac Industries, Inc., a Delaware corporation (the "Company") and Connie Wood, an individual and resident of Texas (the "Employee") (the Company and the Employee herein referred to collectively as the "Parties").

         WHEREAS, Employee is the President and Chief Executive Officer of the Company.

         WHEREAS, the Company desires to retain the employment of the Employee and the Employee desires to continue her employment with the Company under the terms and conditions as hereinafter set forth,

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

1. EMPLOYMENT. The Company hereby employs the Employee in the capacity of President and Chief Executive Officer, and the Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

2. TERM. Subject to the provisions for termination hereinafter set forth in Paragraph 13, the term of this Agreement ("Term") shall commence from the date set forth above, and shall continue until termination occurs.

3. DUTIES.

         (a) During the term of this Agreement, the Company agrees to provide Employee with training and information (much, if not all, of which is confidential and/or proprietary and/or contains trade secrets of the Company) which will enable Employee to perform her job duties.

         (b) The Employee agrees to perform the duties normally performed by the President and Chief Executive Officer of a Corporation and to perform such duties as are assigned to her from time to time by the Board of Directors of the Company, or any other person authorized by the Board of Directors. The Employee agrees to perform such duties faithfully and to the best of her ability and to devote a reasonable portion of her time to the conduct of the Company's business.

4. ACTIONS REQUIRING APPROVAL. The following actions by the Employee shall require the prior written approval of the Board of Directors of the Company:

         (a) the acquisition, disposal, mortgage or encumbrance of real property or buildings (including any lease of such real property);



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         (b)      the  acquisition  of  any  fixed  asset  at a  cost  exceeding
                  $50,000.00.

         (c) contracting for the performance of building or construction work at a cost exceeding $50,000.00.

         (d) the establishment or closing down of branch offices of the Company;

         (e) the entering into, termination of or alteration of tenancy agreements, leases or agreements to lease at costs exceeding $50,000.00 per annum.

         (f) the entering into, termination of or alteration of any agreements under which the Company agrees to perform its business, whether in whole or in part, for the benefit of another person or company; beyond the normal conduct of the business;

         (g) the entering into guarantees not usual in the type of business carried on by the Company from time to time.

         (h) the drawing or accepting of drafts or promissory notes, excluding checks;

         (i) the granting or obtaining of credit or loans which are not normal to the running of the business or which exceed the credit limits granted to the Company;

         (j) the entering into, termination or alteration of contracts of employment involving Vice Presidents or Officers of the Corporation.

         (k) the granting of any payment, allowance or other benefit to any employee where such grant is made upon, from or after the termination through may cause of that employee's employment with the Company; exceeding $50,000.00;

         (l) the granting or withdrawal of the Company's Power of Attorney to or from any person;

         (m) the making to or with any person of a promise, agreement or representation relating to participation of the person in the turnover or profits of the Company;

         (n) entering into financial transactions with a shareholder or manager of the Company and establishing salaries and/or remunerations of board members;

         (o) the entering into consultancy agreements or agreements of a similar nature;

         (p)      the purchase or disposal of shares in any company.





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         (q)      the  purchase or disposal of an  enterprise,  as a whole or in part.


         (R)) new product development programs with budgets over $50,000.00 per year.


5. COMPENSATION AND BENEFIT PLANS. As compensation for the services to be rendered by the Employee to the Company, the Company agrees to pay Employee a base salary of $156,000 per year ("Base Salary"). Upon the request of Employee, the Board of Directors of Company shall consider increasing Employee's Base Salary by Twenty-Five Thousand Dollars ($25,000) per year.

BENEFIT PLANS
-------------

         Employee shall be entitled to participate (if Employee so elects) in any group life, disability, health or similar insurance program established for employees of Company or any retirement, pension and profit sharing plan for the benefit of employees of the Company. The Company shall pay the Employee's monthly disability insurance coverage premiums during the Term.

         Employee shall be entitled each twelve (12) month period to five (5) weeks vacation and all Company holidays during which vacation and holidays her compensation shall be paid in full. If Employee does not utilize five (5) weeks vacation in any twelve (12) month period (both prior to and subsequent to the date of this Agreement), Employee may carry over any unused vacation time to subsequent periods or elect to be paid for such unused vacation time. Employee shall, if requested, notify the Company's Board of Directors in advance of the dates of vacation times designated by Employee, which times shall be at Employee's discretion.

6. REIMBURSEMENT OF EXPENSES. The Employee is authorized to incur reasonable business expenses, subject to approval by the Company, for promoting the business of the Company, including expenditures for entertainment, gifts and travel. The Company will reimburse the Employee periodically, in accordance with the policy of the Company; for all such expenses approved by the Company provided that the Employee presents to the Company such documentation as the Company may from time to time require.

7. EMPLOYEE LOYALTY. Employee shall devote her entire productive time, energy, ability and attention to the performance of the duties expected to be performed by Employee throughout the term of her employment with the Company. Employee shall not directly or indirectly render any services, or become interested in or associated with any individual, business, corporation, partnership or other entity, or any other organization which is in any manner in competition with the Company, whether for compensation or otherwise, during the term of her employment with the Company, without the prior, written consent of the management of the Company.

8. EMPLOYEE'S BEST EFFORTS REQUIRED. Employee agrees that she at all times will perform faithfully, industriously, and to the best of her ability, experience and talent, all duties that may be required of Employee pursuant to the express and implicit terms of this Agreement. Such duties may be set out in the Company's rules, regulations or instructions from time to time.




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9. TRADE SECRETS.  Employee  acknowledges  that, in the course of performing the duties  described  herein,  she shall have access to and may be  entrusted  with
certain  information   pertaining  to  the  present  and  contemplated  business
activities of the Company. Employee acknowledges that this information is of great value and necessary for Employee to perform her services effectively, and that the disclosure of such information to any other party would be detrimental to the interests of the Company, which information includes, but may not be limited to, all files, records, documents, training and operational manuals,
research,   policies,  plans,  systems,  lists,  charts,  names,  addresses  and telephone numbers of clients of the Company, compilations of information relating to the business of the Company, whether said information was generated by a third party or by the Company , and similar items relating to the business of the Company, whether prepared by Employee during the term of this Agreement or otherwise coming into her possession ("Trade Secrets"). Employee acknowledges and agrees with the Company that such Trade Secrets are the sole proprietary information of the Company and shall be treated by Employee as confidential information of the Company, and that none of said Trade Secrets or the facts contained therein shall be transmitted verbally or in writing by Employee except in the ordinary course of conducting business for the Company. Employee covenants and agrees with the Company that she will not, during the term of this Agreement, disclose such Trade Secrets to any person or entity, nor use the Trade Secrets other than as may reasonably be required in the normal course of employment under this Agreement; and that she will not, after termination of this Agreement, disclose or make use of such Trade Secrets without the prior written consent of the Company. Employee agrees that the Trade Secrets shall remain the exclusive property of the Company and shall not be copied or reproduced in any manner whatsoever without the prior written consent of the Company and shall be returned to the Company upon termination of this Agreement.

10. RESTRICTIVE COVENANTS.

         a. Noncompetition by Employee. During the term of this Agreement, Employee shall not, directly or indirectly, either as an employee, independent contractor, consultant, agent, principal, partner, stockholder, corporate officer, director of any entity, or in any other individual or representative capacity, without the prior written consent of the Company,
                  (1) engage, either directly or indirectly, in any business which is in competition in any manner with that of the Company or any Group Company or (2) attempt to influence any person or entity not to do business with the Company or any Group Company.

         b. Solicitation of Other Employees of the Company. Employee agrees, for a period of one (l) year following the termination of this Agreement, not to directly or indirectly, or by act in concert with others, employ or attempt to employ or solicit for employment to any business which is in competition with that of the Company or any Group Company, any other employees of the Company or any of the Group Companies or their affiliates, or seek to influence any such persons to terminate their employment with the Company, any of the Group Company or their affiliates.




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

         c. Enforcement of Covenants. Employee expressly acknowledges and agrees that the provisions contained in Section 10 and Section 11 hereof are reasonable and necessary for the protection and continued viability of the business of the Company and that a breach by Employee of any of the provisions contained in
                  Section 10 and Section 11 hereof would cause the Company serious loss and damage and that the business of the Company would be irreparably harmed. If this Agreement is terminated for any reason, and thereafter Employee violates any of the provisions contained in Section 10 and Section 11 of this Agreement, Employee acknowledges and agrees that the Company shall have the right to immediately cease making payments that may be due and owing to Employee pursuant to this Agreement, and shall have the right to continue to withhold such payments until such time as Employee fully complies with the terms and conditions set forth in Section 10 and Section 11. Employee and the Company both acknowledge and agree that exact monetary and other damages in the event of such violations of the Agreement are difficult of ascertainment, though great and irreparable, and, as such, Employee further acknowledges and agrees with the Company that in the event of a real or threatened breach by Employee of any of the provisions contained in Section 10 and Section 11 hereof, the Company shall be entitled to commence proceedings in any court of competent jurisdiction for and be entitled to obtain preliminary or permanent injunctive relief or other appropriate equitable remedies, which rights and remedies shall be in addition to any other rights or remedies to which the Company may be justly entitled at law. If any portion of
                  Section 10 and Section 11 shall be adjudicated to be invalid or unenforceable, then the Sections shall be deemed amended to make the portion comply with law or, if this is not possible, to delete therefrom the portion thus adjudicated to be invalid or unenforceable, but such deleted portion of this Agreement shall remain in effect with respect to the operation of the Sections in all jurisdictions other than the jurisdiction which invalidates the portion deleted, without limitation.

         d. Survival of Covenants. The covenants contained in Section 10 and Section 11 shall be construed as covenants and agreements independent of any other provision in this Agreement and shall continue to bind the parties to this Agreement and survive any termination of this Agreement.

13. TERM

         The Term of this Agreement shall be two (2) years commencing on the effective date of this Agreement, and thereafter from year to year unless otherwise terminated as hereinafter provided.

                  (a) Absence from employment or inability to perform services hereunder, caused by illness or incapacity of Employee, shall not be deemed a violation by Employee of her obligations under Paragraph 1 of this Agreement, subject, however, to the following terms and conditions:

                           (i) If  Employee  is so absent  or unable to  perform
                  such services by reason of illness or incapacity for a continuous period exceeding one hundred fifty (150) days, then, anything herein to the contrary notwithstanding, Company may terminate this Agreement and all obligations of Company to Employee hereunder shall cease.



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

                  (b) In the event of Employee's death during the Term of this Agreement, this Agreement shall terminate, provided, however, Company shall pay to Employee's heirs and assigns the Base Salary for six (6) months after Employee's death, such Base Salary to be paid at the times specified in Paragraph 2 herein. The amount of any salary payments paid while the Employee is disabled shall be subtracted from such six (6) months.

                  (c) This Agreement may be terminated by Company without liability prior to the expiration of the Term in the event:

                           (i) of a gross continual and  intentional  failure of
                  Employee to perform any of the material terms and conditions of this Agreement; or

                           (ii) Employee is convicted of a felony (as defined in
                  the Texas Penal Code) or a crime involving moral turpitude resulting in a non-appealable conviction by a court of law for such offense.

                  (d) This Agreement may also be terminated by either Employee or the Company at any time after the initial two (2) year term by sixty (60 days written notice. Such notice will be effective as of the end of such sixty (60) days. If Employee or Company elects to terminate this Agreement her right to compensation shall cease on the effective date of the termination.

14. NOTICE. Any notice required or permitted to be given hereunder shall be deemed given and sufficient if addressed in writing and hand delivered or mailed or faxed to:

         in the case of Company:

         905 E. Walnut St.
         Garland, Texas 75040


         in the case of Employee:

         905 E. Walnut St.
         Garland, Texas 75040



         Each party may change its address by written notice in accordance with this paragraph.

15. AMENDMENT AND MODIFICATION. This Agreement sets out the entire agreement and the understanding of the Parties and is in substitution for any previous contracts or understandings, whether oral or in writing, of employment between the Company and the Employee, which shall be deemed to have been terminated by mutual consent. This Agreement contains all of the covenants and agreements between the Parties with respect to such employment in any manner whatsoever. This Agreement may be amended or modified at any time by a subsequent written agreement by and between the Parties hereto.



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

16. WAIVER. The failure of the Parties hereto to insist, in any one or more instances, upon the performance of any of the terms and conditions of this Agreement, shall not be construed as a waiver or relinquishment of any right granted hereunder or the future performance of any such term, covenant or condition.

17. SEVERABILITY. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, it is agreed that any invalidity or unenforceability shall not affect the remainder of this Agreement and the remaining provisions shall remain in full force and effect and any court of competent jurisdiction may so modify any invalid or unenforceable provision of this Agreement so as to render it valid, reasonable, and enforceable.

18. BENEFIT. Neither this Agreement nor the Parties' obligations hereunder are assignable. Provided, however, that in the event that all or substantially all of the assets and liabilities of the Company are transferred to any third party at any time during the term of this Agreement, any such third party shall be bound by the provisions hereof; provided, Employee may terminate this agreement at any time after such transfer without liability. In the event of a sale of a majority of the outstanding shares of the common stock, the Employee may, on the giving of six(6) months advance notice, terminate this Agreement, in which event neither party shall have any obligations hereunder at the expectation of such six (6) months.

19. GOVERNING LAW AND AGREEMENT TO ARBITRATE. This Agreement shall be governed by and construed in accordance with the law of the State of Texas, except to the extent such law would require reference to the laws of another jurisdiction. Venue shall be in Dallas, Dallas County, Texas. Any disagreement, controversy or dispute between the Company and Employee arising out of, or relating to, this Agreement or the breach thereof, or to Employee's employment with the Company or termination therefrom shall be resolved through arbitration in accordance with the rules of the American Arbitration Association, Dallas, Texas. Any arbitration award of the arbitrators appointed to hear the dispute, or of a majority of them, shall be final and binding, and a judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

20. PAYMENT OF MONIES DUE EMPLOYEE. If Employee dies prior to the expiration of the term of this Agreement, any monies that may be due her from the Company under this Agreement as of the date of her death shall be paid to her executors, administrators, heirs, personal representatives, successors and assigns pursuant to the terms and conditions of this Agreement.

21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

22. OTHER INSTRUMENTS. Each Party shall, upon the request of the other Party, execute, acknowledge and deliver any and all instruments, documents or agreements reasonably necessary or appropriate to carry into effect the intention of the Parties as expressed in this Agreement.




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23.  GENDER.  Whenever  the contact  shall so require,  all words  herein in any gender shall be deemed to include the male, female or neuter gender; all singular words shall include the plural, and all plural words shall include the singular.

24. SURVIVAL OF PERFORMABLE PROVISIONS. Any provision of this Agreement performable or to be performed after termination of this Agreement shall survive this Agreement and shall continue to be in effect until fully performed or consummated.

25. RULE OF CONSTRUCTION. The Parties to this Agreement acknowledge that each Party and its counsel have reviewed the Agreement and that the normal rule of construction, to the effect that any ambiguities that are to be resolved against the drafting Party, shall not be employed in the interpretation of this Agreement or any amendments to this Agreement.



                             Signature Page Follows
















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

         IN WITNESS WHEREOF, the Employee has hereunto set her signature, and the Company has caused this Agreement to be executed in its corporate name by its officer, duly authorized.


EMPLOYEE:                                   EMPLOYER:

An Individual                                        Micropac Industries, Inc.

By: /s/ Connie Wood                         By: /s/ Nicholas Nodolsky
-------------------                         ------------------------------------
Name:  Connie Wood                          Name: Nicholas Nodolsky
Title: Employee                             Title: Chairman of the Board





















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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         This first amendment ("First Amendment") is entered into between Connie Wood ("Employee") and Micropac Industries, Inc. ("Company") for the purpose of amending that certain employment agreement between Employee and Company dated May 1, 2002 (the "Employment Agreement").


1.       Employee  Compensation.   Effective  May  1,  2004,  Employee's  Annual
         Compensation shall be One Hundred Eighty Thousand Dollars ($180,000.00) to be paid weekly.

2. Cost of Living Increases. Beginning on May 1, 2005, the Employee's annual compensation for the subsequent twelve (12) month period shall be increased by the same percentage as any percentage increase in the Index ("Index") (as defined herein) for each twelve (12) month period beginning on April 31 of each year and ending on May 1 of the subsequent year. The Index shall mean the Consumer Price Index for Urban Consumers (all items) Dallas-Fort Worth, Texas area published by the United States Department of Labor, Bureau of Labor statistics for the month of April, 2004.

3.       Term. The Term of the Employment Agreement is hereby extended for three
         (3) years beginning on May 1, 2004, subject to early termination as provided in the Employment Agreement. After the expiration of such three (3) years, either the Employee or the Company may terminate the Employment Agreement, at any time, by giving the other party hereto ninety (90) days written notice.

         Paragraph 13(a)(1) of the Employment Agreement is hereby deleted and the following new paragraph 13(a)(1) is substituted therefore:

(1) If Employee is absent or unable to perform such services by reason of illness or incapacity for a continuous period exceeding twelve (12) months, then, anything herein to the contrary notwithstanding, Company may terminate this Agreement at any time after the expiration of such twelve (12) months and all obligations of Company to Employee hereunder shall cease.


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

4. Entire Agreement. Except as expressly amended hereby, the remaining terms and conditions of the Employment Agreement shall remain in full force and effect.

                                            Company:

                                            Micropac Industries, Inc.



                                            By: /s/ Nicholas Nodolsky
                                            ------------------------------------
                                            Name: Nicholas Nodolsky
                                            Title: Chairman of the Board


                                            Employee:

                                            By: /s/ Connie Wood
                                            ------------------------------------
                                            Connie Wood










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